First Quarter 2016 Investor Presentation Growing Earnings, Building Capital, and Creating Value: The Astoria Financial Merger Exhibit 99.1

Cautionary Statements Additional Information and Where to Find It This presentation is being made in respect of the proposed merger transaction involving the Company and Astoria Financial Corporation (“Astoria Financial”). The Company has filed a registration statement on Form S-4 with the SEC, which includes a joint proxy statement of Astoria Financial and the Company and a prospectus of the Company, and each party will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus was sent to shareholders of Astoria Financial and of the Company seeking the required stockholder approvals. Before making any voting or investment decision, investors and security holders of Astoria Financial and the Company are urged to carefully read the entire registration statement and joint proxy statement/prospectus, as well as any amendments or supplements to these documents, because they contain important information about the proposed transaction. The documents filed by the Company and Astoria Financial with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge at its website at http://ir.mynycb.com/ and the documents filed by Astoria Financial may be obtained free of charge at its website at http://ir.astoriabank.com/. Alternatively, these documents can be obtained free of charge from the Company upon written request to New York Community Bancorp, Inc., Attn: Corporate Secretary, 615 Merrick Avenue, Westbury, New York 11590 or by calling (516) 683-4420, or from Astoria Financial upon written request to Astoria Financial Corporation, Attn: Monte N. Redman, President, One Astoria Bank Plaza, Lake Success, New York 11042 or by calling (516) 327-3000. Participants in Solicitation The Company, Astoria Financial, their directors, executive officers, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s and Astoria Financial’s stockholders in favor of the approval of the merger. Information about the directors and executive officers of the Company and their ownership of its common stock is set forth in the preliminary proxy statement for its 2016 annual meeting of stockholders, as previously filed with the SEC on April 4, 2016. Information about the directors and executive officers of Astoria Financial and their ownership of its common stock is set forth in Amendment No. 1 to the annual report of Astoria Financial for the year ended December 31, 2015, as previously filed with the SEC on April 11, 2016. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus.

Cautionary Statements Forward-Looking Information This presentation may include forward‐looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters, including the proposed merger with Astoria Financial; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.  Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.   Our forward‐looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non‐financial institutions; our ability to obtain the necessary shareholder and regulatory approvals of any acquisitions we may propose, including the proposed Astoria Financial merger; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. More information regarding some of these factors is provided in the Risk Factors section of our Form 10‐K for the year ended December 31, 2015 and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this presentation, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov. Our Use of Non-GAAP Financial Measures This presentation may contain certain non-GAAP financial measures which management believes to be useful to investors in understanding the companies’ performance and financial condition, and in comparing their performance and financial condition with those of other banks. Such non-GAAP financial measures are not to be considered in isolation or as a substitute for measures calculated in accordance with GAAP.

Pro forma assets, deposits, and multi-family loans are based on our balances and Astoria’s at 12/31/15 and include purchase accounting adjustments. Data from SNL Financial as of 6/30/15. Our pro forma market cap was calculated by multiplying our closing price at 12/31/15 by the sum of our outstanding shares and Astoria’s at that date. Pro Forma Assets (a) Pro Forma Multi-Family Loan Portfolio (a) Pro Forma Deposits (a) Pro Forma Deposit Market Share (b) Pro Forma Market Cap (c) $66.1 billion $29.9 billion $37.6 billion #2 in the NY MSA $9.6 billion With pro forma assets of $66.1 billion, we expect to rank 20th among U.S. bank holding companies. With a pro forma portfolio of $29.9 billion, we expect to augment our position as a leading multi-family lender in NYC. With pro forma deposits of $37.6 billion and 344 branches in Metro NY, NJ, OH, FL, and AZ, we expect to rank 23rd among the nation’s largest depositories. With pro forma deposits of $32.2 billion in the NY MSA, we expect our deposit market share rank among regional banks to rise to #2. With a pro forma market cap of $9.6 billion, we expect to rank 19th among the nation’s publicly traded banks and thrifts. The Astoria merger – like the others we’ve completed – is expected to grow our earnings, build our capital, and create value for our investors. Note: Except as otherwise indicated, all information regarding Astoria in this presentation, including the appendices, was provided by Astoria; all industry data was provided by SNL Financial as of 4/21/16.

The Astoria merger is expected to significantly increase our earnings and strengthen our balance sheet. Significantly Increases our Earnings ~ 20% pro forma earnings accretion(a) ~ 15.5% return on average tangible common equity (ROATCE) Expected cost saves (~ 50% of Astoria’s non-interest expense) maintain our longstanding record of efficiency Expands our margin Increases our revenue stream Significantly Strengthens our Balance Sheet De-risking strategies greatly enhance our balance sheet profile 6% tangible book value per share (TBVPS) accretion at the close(a) Boosts deposits by $9 billion and substantially increases our share of deposits in core markets Heightens liquidity while reducing our cost of funds Extends our longstanding record of exceptional asset quality Reduces our interest rate sensitivity Builds capital Including the strategic debt repositioning and capital raise completed in 4Q 2015.

The Astoria merger features substantial upside potential relative to the purchase price. Source: SNL Financial, company disclosure. Time deposits greater than $100k are based on 2Q 2015 regulatory disclosure for Astoria. Core deposits reflect total deposits less time deposits greater than $100k. Represents the average for U.S. bank-to-bank M&A transactions announced since 2013 with deal values between $1 billion - $10 billion. Substantially Higher Financial Returns Attractive Purchase Price Multiples NYCB Bank-to-bank M&A transactions since 2013 (c) (a) (b)

Note: Data from SNL Financial as of 6/30/15. Long Island Brooklyn Queens Westchester Astoria NYCB % of Astoria branches near an NYCB branch The Astoria merger is expected to create New York’s pre-eminent community bank.

Increases our rank among regional banks in the NY MSA from #4 to #2 Boosts our market share in four attractive Metro NY markets: Nassau and Suffolk Counties (Long Island), Queens, and Brooklyn Infusion of low-cost core deposits enhances our funding mix Expands our customer base and opportunities to increase non-interest revenues Potential improvement in deposit pricing power due to increased scale We expect the Astoria merger to significantly increase our share of deposits in the NY MSA. 2015 Rank Top Banks in the NY MSA (a) Branches Deposits ($mm) 1 Capital One 302 $55,860 2 NYCB Pro Forma 291 32,153 2 Signature 29 24,444 3 M&T Bank 178 23,149 4 NYCB 204 22,724 5 PNC 237 19,963 6 Valley National 194 12,937 7 Investors 113 11,787 8 Apple Financial 80 10,337 9 Astoria Financial 87 9,429 10 First Republic 9 9,335 Note: Data from SNL Financial as of 6/30/15. Excludes international banks and money centers including: JPMorgan, Bank of New York Mellon, HSBC Holdings, Citigroup, Bank of America, TD, Wells Fargo, Bank of China, and Banco Santander. A Stronger Deposit Franchise

The Astoria merger is expected to significantly increase our share of deposits in four highly attractive markets.

Nassau

2015 Rank	Top Banks	Branches	Deposits ($000)
1	JPMorgan Chase & Co.	92	$13,964,179
2	Capital One Financial Corp.	49	10,109,533
3	NYCB Pro Forma	65	10,086,758
3	Citigroup Inc.	46	9,455,824
4	NYCB	37	6,534,120
5	Toronto-Dominion Bank	32	4,825,027
6	Bank of America Corp.	41	4,031,542
7	Astoria Financial Corp.	28	3,552,638
8	Signature Bank	5	2,710,436
9	Flushing Financial Corp.	4	2,374,108
10	Apple Financial Holdings	11	1,938,116

Suffolk

2015 Rank	Top Banks	Branches	Deposits ($000)
1	JPMorgan Chase & Co.	95	$9,911,083
2	Capital One Financial Corp.	52	9,199,284
3	Bank of America Corp.	33	3,796,602
4	Citigroup Inc.	24	3,723,156
5	NYCB Pro Forma	54	3,247,433
5	HSBC Holdings Plc	19	3,113,402
6	Toronto-Dominion Bank	29	2,741,933
7	Bridge Bancorp Inc.	29	2,165,333
8	Astoria Financial Corp.	26	2,062,844
9	Suffolk Bancorp	26	1,699,044
10	People's United	40	1,275,427
12	NYCB	28	1,184,589

Queens

2015 Rank	Top Banks	Branches	Deposits ($000)
1	JPMorgan Chase & Co.	91	$12,396,075
2	Citigroup Inc.	30	7,550,846
3	Capital One Financial Corp.	36	5,773,420
4	NYCB Pro Forma	61	5,641,369
4	NYCB	44	3,406,755
5	Toronto-Dominion Bank	30	3,149,768
6	Astoria Financial Corp.	17	2,234,614
7	HSBC Holdings Plc	17	1,960,130
8	Ridgewood Savings Bank	12	1,866,343
9	Bank of America Corp.	22	1,536,465
10	Maspeth Federal	5	1,080,866

Brooklyn

2015 Rank	Top Banks	Branches	Deposits ($000)
1	JPMorgan Chase & Co.	81	$13,084,933
2	Citigroup Inc.	27	5,561,319
3	Banco Santander SA	20	4,674,495
4	Capital One Financial Corp.	31	3,578,731
5	Toronto-Dominion Bank	26	2,906,050
6	HSBC Holdings Plc	20	2,578,225
7	Signature Bank	4	2,209,221
8	NYCB Pro Forma	26	1,974,111
8	Apple Financial Holdings	18	1,792,918
9	Bank of America Corp.	22	1,492,435
10	Dime Community	10	1,263,869
11	Astoria Financial Corp.	12	1,166,054
12	NYCB	14	808,057

Note: Data from SNL Financial as of 6/30/15.

New York Community Bancorp, Inc.

9

Reflecting its in-market nature and our extensive expertise in post-merger integration and restructuring, the Astoria merger presents maximal opportunities for revenue enhancement while minimizing risk.

Capitalizes on Complementary Business Models

- Increases our share of NYC's multi-family lending market
- Leverages our mortgage banking platform and Astoria's residential mortgage lending expertise
- Extends our longstanding record of credit quality and capital strength

Facilitates our Transition to SIFI Status

- Provides immediate scale to leverage compliance-related costs
- Expedites our ability to comply with LCR requirements
- Validates our extensive preparations for SIFI status

Provides Ample Opportunities for Continued Earnings and Capital Growth

- Post-merger sale of $1+ billion of acquired assets to reduce credit risk, enhance liquidity, and fund investments in HQLAs
- Acquired real estate has embedded value

Summary Pro Forma Balance Sheet

	December 31, 2015		
(dollars in billions)	NYCB	Pro Forma [(a)]	Change
Assets	$50.3	$66.1	31.3%
Loans, net	38.0	48.9	28.6
Multi-Family Loans	26.0	29.9	15.2
Total Deposits	28.4	37.6	32.1
Wholesale Borrowings	15.4	19.3	25.5
Stockholders' Equity	5.9	8.0	35.2
Tangible Common Stockholders' Equity [(b)]	3.5	4.5	29.3

(a) Pro forma data is based on our balances and Astoria's at 12/31/15 and includes purchase accounting adjustments.
(b) Tangible common stockholders' equity is a non-GAAP financial measure. Please see page 36 for additional information.

New York Community Bancorp, Inc.

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The Astoria merger is expected to enhance our asset and funding mix. NYCB Astoria Pro Forma (a) Total HFI Loans: $37.8 bn Yield on Loans: 3.97% NYCB Astoria Pro Forma (a) Total Deposits: $28.4 bn Cost of I-B Deposits: 0.62% Total HFI Loans: $11.1 bn Yield on Loans: 3.51% Total HFI Loans: $48.6 bn Yield on Loans: 3.86% Total Deposits: $9.1 bn Cost of I-B Deposits: 0.41% Total Deposits: $37.6 bn Cost of I-B Deposits: 0.58% Pro forma deposit and loan data is based on our balances and Astoria’s at 12/31/15 and includes purchase accounting adjustments.

We expect the Astoria merger to provide multiple opportunities to drive profitable, sustainable, long-term asset growth. The Pro Forma Company is Primed for Strong Core Asset Growth Results in greater on-balance sheet capacity to support loan production Highly liquid residential mortgage loan portfolio provides the flexibility to manage our asset mix Stronger capital formation and multiple sources of funding and liquidity are available to support growth Growth Levers More loans to be retained in portfolio once SIFI threshold is exceeded ($3.2 billion of loans sold from 3Q 2014 through 1Q 2016 to manage our assets under $50 billion) Expected sale of acquired (higher-risk) assets to support loan growth going forward Facilitates the continuation of our growth-through-acquisition strategy Results Earnings growth Higher operating leverage Improved risk profile Enhanced returns for investors

De-risking our balance sheet is expected to strengthen our financial performance both before and after the merger.

Balance Sheet Repositioning Strategies

- In 4Q 2015, we prepaid $10.4 billion of primarily puttable wholesale borrowings with an average cost of 3.16% and replaced them with a like amount of wholesale borrowings with fixed maturities and an average cost of 1.58%.
- While the prepayment of wholesale borrowings resulted in a one-time after-tax debt repositioning charge of $546.8 million in 4Q 2015, it is expected to reduce our annual interest expense by ~ $100 million after-tax beginning in 2016.
- Upon completion of the merger, the terms on $1.5 billion of short-term borrowings will be extended, reducing our interest rate sensitivity.
- We also expect to sell $1+ billion of Astoria's non-performing and higher-risk assets at the close.

Benefits of De-Risking:

- ✓ Eliminates puttable risk
- ✓ Improves NPV and NII interest rate sensitivity ratios
- ✓ Reduces exposure to rising interest rates
- ✓ Enhances both liquidity and asset quality

Financial Benefits Expected in FY 16 from 4Q 15 Repositioning:

EPS accretion:	↑	~ 10%
Net Interest Margin:	↑	~ 35 bps
Net Interest Income:	↑	~ $165 million
Net Income:	↑	~ $100 million

New York Community Bancorp, Inc.

13

Enhancing our capital management strategy has strengthened our capital measures and is expected to facilitate further growth. Completed on 11/4/15, our common stock offering: Immediately supported our tangible stockholders’ equity and Tier 1 common equity; and Exceeded by $87.3 million the impact on capital of the one-time after-tax balance sheet repositioning charge incurred in 4Q 2015. Adjusting our quarterly cash dividend to $0.17 per share positioned us for sustainable long-term capital growth while still providing our investors with an attractive yield. Dividend declared on 4/20/16 provided a yield of 4.3%. Capital retention served to minimize the dilution from our 4Q 2015 capital raise. Building capital will facilitate the execution of our growth-through-acquisition strategy going forward, and provide the flexibility to maximize future value-enhancing capital deployment strategies. Enhancements to Our Capital Management Strategy Increased Capital Generation 12-month bps of Capital Generation

Following enactment of the Dodd-Frank Act, we began allocating significant resources towards SIFI preparedness. The degree to which we have already leveraged the cost of SIFI compliance is reflected in the ~ 700-basis point increase in our efficiency ratio since the enactment of Dodd-Frank. The merger will provide the additional scale to leverage the remaining SIFI compliance costs. We expect the merger to bring us well beyond the current SIFI threshold. Preparing for SIFI Status NYCB Efficiency Ratio Prior to and Since Dodd-Frank SIFI Compliance Key infrastructure investments to date include: Enhanced ERM and corporate governance frameworks Bottom-up capital planning and stress testing capabilities Substantial expansion of regulatory compliance staff Remaining costs of SIFI compliance include LCR, CCAR reporting, and Living Will

As we continue to grow, we would expect our total payout ratio to be more consistent with the total payout ratio for our SIFI peers. Dividends Approved in 2015 Share Repurchases Approved in 2015

1Q 2016 Performance Highlights

(dollars in thousands, except per share data) Please see pages 37-41 for reconciliations of our GAAP and non-GAAP measures. ROTA and ROTE are non-GAAP financial measures. Please see page 41 for additional information. We generated solid earnings in 1Q 2016. PERFORMANCE HIGHLIGHTS 1Q 2016 (GAAP) 4Q 2015 (Non-GAAP )(a) 1Q 2015 (GAAP) Strong Profitability Measures: Earnings $129,909 $145,190 $119,159 EPS $0.27 $0.31 $0.27 Return on average tangible assets (b) 1.10% 1.24% 1.04% Return on average tangible stockholders’ equity (b) 14.76 17.26 14.32 Net interest margin 2.94 2.95 2.68 Efficiency ratio 43.07 41.27 45.00

We Expect the Core Components of our Business Model to Be Enhanced by the Astoria Financial Merger

NYCB Portfolio Statistics at or for the 3 Mos. Ended 3/31/16 % of non-covered loans held for investment = 73.0% Average principal balance = $5.4 million Weighted average life = 2.9 years % of our multi-family loans located in Metro New York = 80.6% % of HFI loan originations = 73.7% Multi-Family Loan Portfolio (in millions) The merger is expected to increase our share of NYC’s highly attractive multi-family lending niche. Originations: $5,791 $7,417 $7,584 $9,214 $1,581 $9,998 (b) Pro forma multi-family loan balance is based on our balance and Astoria’s at 12/31/15 and includes purchase accounting adjustments. Includes Astoria’s multi-family loan originations in the twelve months ended 12/31/15. (a)

S & L Crisis Net Charge-Offs/ Average Loans 5-Year Total NYCB: 17 bp SNL U.S. Bank and Thrift Index: 540 bp 4-Year Total NYCB: 37 bp SNL U.S. Bank and Thrift Index: 803 bp SNL U.S. Bank and Thrift Index NYCB Great Recession Current Credit Cycle 5-Year Total NYCB: 52 bp SNL U.S. Bank and Thrift Index: 513 bp We have been distinguished by our low level of net charge-offs in downward credit cycles. (0.02)% (0.00)%

S & L Crisis Great Recession Current Credit Cycle Non-Performing Loans(a)(b)/ Total Loans(a) Non-performing loans and total loans exclude covered loans and non-covered purchased credit-impaired loans. Non-performing loans are defined as non-accrual loans and loans 90 days or more past due but still accruing interest. Average NPLs/Total Loans NYCB: 2.08% SNL U.S. Bank and Thrift Index: 3.34% Average NPLs/Total Loans NYCB: 1.43% SNL U.S. Bank and Thrift Index: 2.89% SNL U.S. Bank and Thrift Index NYCB Average NPLs/Total Loans NYCB: 0.52% SNL U.S. Bank and Thrift Index: 1.63% The sale of Astoria’s non-performing and higher-risk loans upon completion of the merger is expected to enable us to maintain our superior record of asset quality.

SNL U.S. Bank and Thrift Index NYCB Astoria The Astoria merger also is expected to maintain our record of superior efficiency. Benefits of the Astoria Merger In-market nature of the merger underscores the potential for significant cost savings Estimated cost saves = ~ 50% of Astoria’s non-interest expense Opportunity to leverage our mortgage platform and Astoria’s retail origination model Provides immediate scale to absorb higher SIFI compliance-related costs Expanded customer base represents an opportunity for revenue growth (e.g., through sales of third-party investment products and other financial services) 73.21% Excludes the impact of the debt repositioning charge recorded in net interest income and the debt repositioning charge and merger-related expenses recorded in non-interest expense. Please see the reconciliation of our efficiency ratios and adjusted efficiency ratios on page 38. (a)

Features Loans can be originated/purchased in all 50 states and the District of Columbia. Loan production is driven by our proprietary real time, web-accessible mortgage banking technology platform, which securely controls the lending process while mitigating business and regulatory risks. We have over 900 approved clients including community banks, credit unions, mortgage companies, and mortgage brokers. 100% of loans funded are full documentation, prime credit loans. Credit Quality As of March 31, 2016, 99.8% of all funded loans were current. Limited Repurchase Risk No loans were repurchased in 1Q 2016. Benefits Since January 2010, our mortgage banking business has originated 1-4 family loans of $43.6 billion and generated mortgage banking income of $642.7 million. Our proprietary mortgage banking platform has enabled us to expand our revenues, market share, and product line. Over time, mortgage banking income has supported the stability of our return on average tangible assets, even in times of interest rate volatility. The Astoria merger is expected to leverage our mortgage banking platform and its residential mortgage lending expertise.

Total Return on Investment

CAGR since IPO: 25.8% Bloomberg Total Return on Investment → As a result of nine stock splits between 1994 and 2004, our charter shareholders have 2,700 shares of NYCB stock for each 100 shares originally purchased. SNL U.S. Bank and Thrift Index NYCB (a) Our commitment to building value for our investors is reflected in our total returns over the course of our public life. 4,682% 4,610%

4/22/16 Visit our website: ir.myNYCB.com E-mail requests to: ir@myNYCB.com Call Investor Relations at: (516) 683-4420 Write to: Investor Relations New York Community Bancorp, Inc. 615 Merrick Avenue Westbury, NY 11590 For More Information

Appendix A: Additional Information about the Proposed Astoria Financial Merger

Transaction Features The Merger Astoria Financial will merge with and into NYCB and Astoria Bank will merge with and into NYCB’s primary bank subsidiary, New York Community Bank. Consideration One-for-one fixed exchange ratio plus $0.50 per share cash payment Cost Savings Approximately 50% of Astoria’s non-interest expense Merger & Integration Costs Approximately $180 million pre-tax Credit Mark Approximately 1% of current portfolio less net charge-offs at the close Closing Conditions Contingent on the approval of NYCB’s and Astoria’s regulators and shareholders Other customary closing conditions Expected Closing 2H 2016, subject to the conditions noted above

NYCB Features Astoria Financial 1859 Established 1888 1993 Year Converted 1993 Westbury, NY Headquarters Lake Success, NY Largest US Thrift Rank by Assets 4th Largest US Thrift NYSE Exchange NYSE 484,943,308 Shares Outstanding at 12/31/15 100,721,358 $7.91 Billion Market Cap at 12/31/15 $1.60 Billion Nassau, Suffolk, Queens, Brooklyn, Manhattan, Westchester, Staten Island, The Bronx Metro NY Markets Nassau, Suffolk, Queens, Brooklyn, Manhattan, Westchester 141 (a) Number of Branches in Metro NY 88 (a) 256 (a)(b) Total Number of Branches 88 (a) 3,448 FTE Number of Employees 1,551 FTE At 3/31/16 Includes 46 branches in NJ, 28 in OH, 27 in FL, and 14 in AZ. NYCB and Astoria Financial at a Glance

Appendix B: Historical Information about Our Merger Transactions

The Astoria merger leverages our expertise in executing accretive transactions and managing post-merger integrations.

1. Nov. 2000
Haven Bancorp (HAVN)
Assets: $2.7 billion
Deposits: $2.1 billion
Branches: 25

→

2. July 2001
Richmond County Financial Corp. (RCBK)
Assets: $3.7 billion
Deposits: $2.5 billion
Branches: 24

→

3. Oct. 2003
Roslyn Bancorp, Inc. (RSLN)
Assets: $10.4 billion
Deposits: $5.9 billion
Branches: 38

→

4. Dec. 2005
Long Island Financial Corp. (LICB)
Assets: $562 million
Deposits: $434 million
Branches: 9

→

5. April 2006
Atlantic Bank of New York (ABNY)
Assets: $2.8 billion
Deposits: $1.8 billion
Branches: 14

→

6. April 2007
PennFed Financial Services, Inc. (PFSB)
Assets: $2.3 billion
Deposits: $1.6 billion
Branches: 22

→

7. July 2007
NYC branch network of Doral Bank, FSB (Doral-NYC)
Assets: $485 million
Deposits: $370 million
Branches: 11

→

8. Oct. 2007
Synergy Financial Group, Inc. (SYNF)
Assets: $892 million
Deposits: $564 million
Branches: 16

→

9. Dec. 2009
AmTrust Bank
Assets: $11.0 billion
Deposits: $8.2 billion
Branches: 64

→

10. March 2010
Desert Hills Bank
Assets: $452 million
Deposits: $375 million
Branches: 3

→

11. June 2012
Aurora Bank FSB
Assets: None
Deposits: $2.2 billion
Branches: 0
Payment Received: $24.0 million

→

12. Oct. 2015*
Astoria Financial Corporation (AF)
Assets: $15.1 billion
Deposits: $9.1 billion
Branches: 88

Transaction Type: Savings Bank (1, 2, 3, 6, 8, 12) | Commercial Bank (4, 5) | Branch (7) | FDIC (9, 10) | Deposit (11)

* The Astoria merger was announced in October 2015. All other mergers on this page were completed in the months and years indicated.
The number of branches indicated for our previous transactions is the number of branches in our current franchise that stemmed from each.

New York Community Bancorp, Inc.

32

(in millions) Deposits w/ HAVN w/ RCBK w/ RSLN w/ LICB w/ ABNY w/ PFSB, Doral, & SYNF w/ AmTrust w/ Desert Hills w/ Astoria Total Deposits: $3,268 $5,472 $10,360 $12,168 $12,764 $13,311 $22,418 $21,890 $24,878 $28,427 $28,982 $37,565 Total Branches: 86 120 139 152 166 217 276 276 275 258 256 344 CDs NOW, MMAs, and Savings Demand deposits The Astoria merger, like every other, is expected to enhance our liquidity, reduce our funding costs, and boost our deposit market share. w/ Aurora Pro forma deposits are based on our balances and Astoria’s at 12/31/15 and include purchase accounting adjustments. (a)

Held-for-Investment Loan Portfolio (a) After HAVN After RCBK After RSLN After LICB After ABNY After PFSB, Doral, & SYNF After AmTrust After Desert Hills HFI Loans Outstanding: $3,636 $5,405 $10,499 $17,029 $19,653 $20,363 $23,377 $23,707 $27,285 $35,763 $36,176 $46,567 HFI Originations: $616 $1,150 $4,330 $6,332 $4,971 $4,853 $3,392 $4,329 $8,969 $12,673 $2,145 $14,308 After Aurora Multi-family CRE All other HFI loans (in millions) The Astoria merger, like every other, is expected to provide funding for the growth of our high-yielding loan portfolio. After Astoria Excludes covered loans. Pro forma loan amounts are based on our balances and Astoria’s at 12/31/15 and include purchase accounting adjustments. (b)

Appendix C: Reconciliations of GAAP and Non-GAAP Financial Measures

Tangible common stockholders’ equity is a non-GAAP financial measure. The following table presents a reconciliation of this non-GAAP measure with the related GAAP measure for NYCB at December 31, 2015. Reconciliation of NYCB’s GAAP and Non-GAAP Financial Measures (dollars in thousands)    December 31, 2015 Total stockholders’ equity     $ 5,934,696 Less: Goodwill     (2,436,131) Core deposit intangibles     (2,599) Preferred stock     -- Tangible common stockholders’ equity     $ 3,495,966

Reconciliations of NYCB’s GAAP Loss and Non-GAAP Earnings The following table presents a reconciliation of NYCB’s GAAP loss and non-GAAP earnings for the three months ended December 31, 2015. (in thousands, except per share data)   For the Three Months Ended December 31, 2015   GAAP Loss     $(404,807)     Adjustments to GAAP Income Loss:               Debt repositioning charge     914,965         State and local non-income taxes resulting from the loss on debt repositioning and recorded in G&A expense     5,440         Merger-related expenses     3,702         Income tax effect     (374,110)     Non-GAAP earnings     $ 145,190                     Diluted GAAP Income Loss per Share     $(0.87)     Adjustments to diluted GAAP loss per share:               Debt repositioning charge     1.17         Merger-related expenses     0.01       Diluted non-GAAP earnings per share     $ 0.31

The following table presents reconciliations of NYCB’s efficiency ratios and adjusted efficiency ratios for the three and twelve months ended December 31, 2015. Reconciliations of NYCB’s Efficiency Ratios and Adjusted Efficiency Ratios (dollars in thousands)       For the Three Months Ended December 31, 2015   For the Twelve Months Ended December 31, 2015 Operating expenses (GAAP)     $ 163,735         $ 615,600     Adjustment:             State and local non-income taxes resulting from the debt repositioning charge and recorded in G&A expense       (5,440)       (5,440)   Adjusted operating expenses (non-GAAP)       $ 158,295         $ 610,160                             Net interest loss (GAAP)       $(449,202)       $ 408,075     Non-interest income (GAAP)       59,041         10,763     Sum of net interest loss and non-interest income (GAAP)       $(390,161)       $ 618,838     Adjustment:                       Debt repositioning charge recorded in net interest loss       $ 773,756         $ 773,756     Adjusted sum of net interest income and non-interest income (non-GAAP)       $ 383,595         $1,392,594                             Efficiency ratio       (41.97)%       99.48 %   Adjusted efficiency ratio       41.27%       43.81%

Reconciliation of NYCB’s GAAP Net Interest Loss and Non-GAAP Net Interest Income (in thousands)   For the Three Months Ended December 31, 2015   Net interest loss     $(449,202)     Adjustment to net interest loss:               Debt repositioning charge     773,756       Non-GAAP net interest income     $ 324,554       The following table presents reconciliations of NYCB’s GAAP net interest loss and non-GAAP net interest income for the three months ended December 31, 2015.

For the Three Months Ended December 31, 2015 GAAP   Non-GAAP         Average           Average Average       Yield/   Average       Yield/ (dollars in thousands) Balance   Interest   Cost   Balance   Interest   Cost Total interest-earning assets $44,111,768   $ 424,501   3.85%   $44,111,768   $424,501   3.85 % Total interest-bearing deposits 25,866,830   39,219   0.60     25,866,830   39,219   0.60   Borrowed funds 14,813,371   834,484   22.35     14,813,371   60,728   1.63   Total interest-bearing liabilities 40,680,201   873,703   8.52     40,680,201   99,947   0.98   Net interest (loss) income     $(449,202)         $324,554   Net interest margin         (4.01) %           2.95 % The following tables present reconciliations of NYCB’s GAAP and non-GAAP net interest margins for the three months ended December 31, 2015. Reconciliations of NYCB’s GAAP and Non-GAAP Net Interest Margin

Average tangible common stockholders’ equity and average tangible assets are non-GAAP financial measures. The following table presents reconciliations of these non-GAAP measures with the related GAAP measures for NYCB for the three months ended March 31, 2016, December 31, 2015, and March 31, 2015. Reconciliations of NYCB’s GAAP and Non-GAAP Profitability Measures Please see the reconciliations of NYCB’s GAAP loss and non-GAAP earnings on page 37. For the Three Months Ended (dollars in thousands) March 31, 2016 December 31, 2015 March 31, 2015 Average common stockholders’ equity   $ 5,973,381     $ 5,819,461 $ 5,802,309 Less: Average goodwill   (2,436,131)     (2,436,131) (2,436,131) Average core deposit intangibles   (2,307)     (3,302) (7,397) Average tangible common stockholders’ equity   $ 3,534,943     $ 3,380,028 $ 3,358,781           Average assets   $49,951,947     $49,403,650 $48,769,552 Less: Average goodwill   (2,436,131)     (2,436,131) (2,436,131) Average core deposit intangibles   (2,307)     (3,302) (7,397) Average tangible assets   $47,513,509     $46,964,217 $46,326,024           Net income (loss)   $129,909     $(404,807) $119,259 Add back: Amortization of core deposit intangibles, net of tax   508     681 950 Adjusted net income (loss)   $130,417     $(404,126) $120,209         Non-GAAP earnings(a)       $145,190         GAAP:         Return on average assets   1.04%     (3.28)% 0.98% Return on average tangible assets   1.10     (3.44) 1.04 Return on average common stockholders’ equity   8.70     (27.82) 8.22 Return on average tangible common stockholders’ equity   14.76     (47.83) 14.32         Non-GAAP:         Return on average assets       1.18 % Return on average tangible assets       1.24 Return on average common stockholders’ equity       9.98 Return on average tangible common stockholders’ equity       17.26